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                                                                   EXHIBIT 10.54

                                 AMENDMENT NO. 1
                                       TO
                           REVOLVING CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT (this "Amendment") is made and effective as of September 30, 2002, by and among SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent") and in its capacity as Collateral Agent for the Lenders (the "Collateral Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of April 5, 2002 (the "Existing Credit Agreement"), pursuant to which the Lenders have agreed to establish for the Borrower a revolving credit facility in the aggregate principal amount of $60,000,000, with a letter of credit subfacility in the aggregate principal amount of up to $15,000,000 and a swingline subfacility in the aggregate principal amount of up to $10,000,000 thereunder, all upon the terms and subject to the conditions specified in the Existing Credit Agreement; and

         WHEREAS, the Lenders have agreed that a portion of such revolving credit facility and such letter of credit subfacility may be made and issued in certain currencies other than U.S. dollars in an aggregate principal amount of up to the U.S. dollar equivalent of $25,000,000; and

         WHEREAS, upon request of the Borrower, the Lenders and the Administrative Agent have agreed to modify and amend the Existing Credit Agreement as set forth herein including, without limitation, decreasing the amount of the revolving credit facility to $40,000,000.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 CERTAIN DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, the following terms as used in this Amendment, including the preamble and recitals, have the meanings set forth below:

                  "AMENDED CREDIT AGREEMENT" shall mean the Existing Credit Agreement, as amended hereby.

                  "AMENDMENT NO. 1 EFFECTIVE DATE" shall have the meaning assigned to such term in Article III.

         SECTION 1.2 OTHER DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

                                   ARTICLE II

                        AMENDMENTS TO EXISTING AGREEMENT

         SECTION 2.1 AMENDMENTS TO ARTICLE I - DEFINITIONS; CONSTRUCTIONS. As of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:


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                  (a)      The terms "Aggregate Revolving Commitments,"
"Applicable Margin," "Applicable Percentage," "Consolidated EBIT," "Consolidated Fixed Charges," "Fixed Charge Coverage Ratio," "Loan Documents," "Net Cash Proceeds" and "Revolving Commitment" of "ARTICLE I - DEFINITIONS; CONSTRUCTION" of the Existing Credit Agreement are hereby deleted in their entirety and the following new terms are inserted in their respective places:

                           "AGGREGATE REVOLVING COMMITMENTS" shall mean the sum
                  of the Revolving Commitments of all Lenders at any time outstanding. The Aggregate Revolving Commitments shall not exceed the U.S. Dollar Equivalent of $40,000,000.

                           "APPLICABLE MARGIN" shall mean, as of any date, with
                  respect to all Eurocurrency Borrowings and Base Rate Borrowings outstanding on such date, the percentage per annum designated in the "Pricing Grid" attached hereto as Schedule I as applicable to Eurocurrency Borrowings or Base Rate Borrowings, as the case may be, based on the Leverage Ratio. As of the Amendment No. 1 Effective Date through and including the Borrower's fiscal quarter ending December 31, 2003, the Applicable Margin for Eurocurrency Borrowings shall be 2.50% and the Applicable Margin for Base Rate Borrowings shall be 1.50%; provided, however, if the Borrower and its Subsidiaries on a consolidated basis have a Fixed Charge Coverage Ratio in excess of 1.40:1.00 at the end of any two consecutive fiscal quarters of the Borrower ending on or after September 30, 2003, as determined based on the Borrower's financial statements delivered to the Administrative Agent in accordance with Section 5.1(a) and (b) and the Covenant Compliance Certificate delivered to the Administrative Agent in accordance with Section 5.1(f), the Applicable Margin shall be reset to the percentage designated in Schedule I based on the Leverage Ratio as of the last day of such second consecutive fiscal quarter then ended, such Applicable Margin being effective as of the second Business Day following the date that the Administrative Agent receives such financial statements and certificate; and provided further, however, that if at any time the Borrower shall have failed to deliver to the Administrative Agent the Borrower's financial statements required by Section 5.1(a) and (b) and the Covenant Compliance Certificate required by Section 5.1(f) when due, the Applicable Margin shall be at Level III until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above.

                           "APPLICABLE PERCENTAGE" shall mean, as of any date,
                  with respect to the commitment fee, the percentage per annum designated in the "Pricing Grid" attached hereto as Schedule I based on the Leverage Ratio. As of the Amendment No. 1 Effective Date through and including the Borrower's fiscal quarter ending December 31, 2003, the Applicable Percentage shall be 0.75%; provided, however, if the Borrower and its Subsidiaries on a consolidated basis have a Fixed Charge Coverage Ratio in excess of 1.40:1.00 at the end of any two consecutive fiscal quarters of the Borrower ending on or after September 30, 2003, as determined based on the Borrower's financial statements delivered to the Administrative Agent in accordance with Section 5.1(a) and (b) and the Covenant Compliance Certificate delivered to the Administrative Agent in accordance with Section 5.1(f), the Applicable Percentage shall be reset to the percentage designated in Schedule I based on the Leverage Ratio as of the last day of such second consecutive fiscal quarter then ended, such Applicable Margin being effective as of the second Business Day following the date that the Administrative Agent receives such financial statements and certificate; and provided further, however, that if at any time the Borrower shall have failed to deliver to the Administrative Agent the Borrower's financial statements required by Section 5.1(a) and (b) and the Covenant Compliance Certificate required by


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                  Section 5.1(f) when due, the Applicable Percentage shall be at
                  Level III until such time as such financial statements and certificate are delivered, at which time the Applicable Percentage shall be determined as provided above.

                           "CONSOLIDATED EBIT" shall mean, for the Borrower and
                  its Subsidiaries for any period, an amount equal to the sum of
                  (a) Net Income for such period plus (b) to the extent deducted in determining Net Income for such period, (i) Interest Expense, (ii) income tax expense, (iii) for the period ending on September 30, 2002 only, one-time litigation settlement charges not to exceed $13,800,000 for such fiscal quarter ended September 30, 2002, (iv) for the period ending on December 31, 2002 only, (A) one-time restructuring charges not to exceed $23,000,000 and (B) one-time accelerated depreciation charges not to exceed $1,700,000, both for such fiscal quarter ended December 31, 2002, and (v) for the period ending on March 31, 2003 only, one-time accelerated depreciation charges not to exceed $1,700,000 for such fiscal quarter ended March 31, 2003, in each case, determined on a consolidated basis in accordance with GAAP for the applicable period.

                           "CONSOLIDATED FIXED CHARGES" shall mean, for the
                  Borrower and its Subsidiaries for any period, an amount equal to the sum (without duplication) of (a) Consolidated Interest Expense for such period plus (b) Consolidated Lease Expense for such period plus (c) positive income tax expense for such period (as reflected on the Borrower's financial statement delivered to the Administrative Agent in accordance with
                  Section 5.1(b) for such period) plus (d) Capital Expenditures for such period.

                           "FIXED CHARGE COVERAGE RATIO" shall mean, for any
                  period of four consecutive fiscal quarters of the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated EBITDAR for such period to (b) Consolidated Fixed Charges for such period.

                           "LOAN DOCUMENTS" shall mean, collectively, this
                  Agreement, the Notes (if any), the LC Documents, all Notices of Borrowing and Borrowing Availability Certificates, the Subsidiary Guarantee Agreement, the Indemnity and Contribution Agreement, all Pledge Agreements and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing (excluding, however, any Hedging Agreement relating to Obligations entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into).

                           "NET CASH PROCEEDS" shall mean the aggregate cash
                  proceeds received by the Borrower or any Subsidiary in respect of any Asset Disposition or any Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) amounts held in escrow to be applied as part of the purchase price, or otherwise subject, pursuant to contract, to rights of the purchaser as a reduction or return of the purchase price, of any Asset Disposition, (c) in the case of any Asset Disposition, amounts required to be paid to the holder of any Indebtedness permitted by Section 7.1 and secured by a Lien on the assets being sold or otherwise disposed of in such Asset Disposition, or (d) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Asset Disposition or Equity Issuance and any cash released from escrow or from adjustment rights of the purchaser as part of the purchase price in connection with any Asset Disposition.


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                           "REVOLVING COMMITMENT" shall mean, with respect to
                  each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the U.S. Dollar Equivalent of the amount set forth with respect to such Lender on the signature pages to this Agreement, or in the case of a Person becoming a Lender after the Closing Date as permitted by Section 10.4, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

                  (b) The terms "Account," "Account Debtor," "Borrowing Availability," "Borrowing Availability Certificate," "Borrowing Base," "Consolidated EBITDAR," "Covenant Compliance Certificate," "Eligible Accounts," "Equity Issuance" and "Ineligible Accounts" are hereby added under the heading "ARTICLE I - DEFINITIONS; CONSTRUCTION" of the Existing Credit Agreement in their proper alphabetical order as follows:

                           "ACCOUNT" shall mean a right to payment of a monetary
                  obligation arising in the ordinary course of business, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, and (b) for services rendered or to be rendered; but such term shall not include (i) commercial tort claims,
                  (ii) deposit accounts, (iii) investment property, (iv) letter-of-credit rights or letters of credit, or (v) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

                           "ACCOUNT DEBTOR" means a Person obligated on an
                  Account.

                           "BORROWING AVAILABILITY" shall mean the greatest
                  additional amount that may be borrowed on any date by the Borrower in respect of the Loans in the aggregate, with such maximum amount to equal, at any date of determination (which date and determination shall be in the Administrative Agent's reasonable discretion), the difference between:

                           (a)      the Borrowing Base; and

                           (b) the sum of the aggregate Revolving Credit Exposures of all Lenders;

                           provided, however, that the Borrower shall not in any
                  event be permitted to borrow more than the Aggregate Revolving Commitments then in effect, irrespective of the size of the Borrowing Base.

                           "BORROWING AVAILABILITY CERTIFICATE" shall have the
                  meaning set forth in Section 2.1.

                           "BORROWING BASE" shall mean at any time eighty-five
                  percent (85%) of the face value of Eligible Accounts.

                           "CONSOLIDATED EBITDAR" shall mean, for the Borrower
                  and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBITDA plus (b) Consolidated Lease Expense, determined on a consolidated basis in accordance with GAAP in each case for such period.


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                           "COVENANT COMPLIANCE CERTIFICATE" shall have the
                  meaning set forth in Section 5.1(f).

                           "ELIGIBLE ACCOUNTS" shall mean any Account of
                  Borrower or a Subsidiary Guarantor except for Ineligible Accounts.

                           "EQUITY ISSUANCE" shall mean any issuance by any Loan
                  Party to any Person which is not a Loan Party of shares of its Capital Stock (excluding the issuance of any such shares by the Borrower under or in connection with its employee stock purchase plan or pursuant to the exercise of employee or director stock options).

                           "INELIGIBLE ACCOUNTS" shall mean any Account with
                  respect to which: (i) the obligation to pay is not evidenced by an invoice or the invoice is conditional, permits returns, or restricts collection rights or assignments in any respect (except, however, that the invoice may permit returns in the ordinary course of business); (ii) the invoice permits payment: (A) more than 60 days after invoice date; (B) in a currency other than United States Dollars; or (C) at any location outside the United States; (iii) the obligation to pay is evidenced by chattel paper or any note or other instrument (unless duly endorsed and delivered to the Administrative Agent); (iv) the goods or services have been rejected, returned, or disputed in any way, whether in whole or in part, in which event the receivable shall be ineligible to the extent of such rejection, return, or dispute; (v) the Account Debtor has attempted to renegotiate the invoiced price or asserted any right of reduction, set-off, recoupment, counterclaim, or defense; (vi) 90 days or more have elapsed since invoice date; (vii) the invoice or corresponding Account is the subject of any financing statement, lien, or other encumbrance other than in favor of the Administrative Agent;
                  (viii) the Account Debtor is an officer, employee or shareholder or a direct or indirect Subsidiary or Affiliate of the Borrower; (ix) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction over the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the Account Debtor, or if the Account Debtor has failed, suspended business, declared itself to be insolvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; (x) the Account Debtor is any governmental authority, unless an assignment of such Account has been properly perfected under the Assignment of Claims Act of 1940, as amended; (xi) the Account Debtor does not meet the established credit standards of the Borrower; (xii) fifty percent (50%) or more of the aggregate balance of the Accounts owing by the Account Debtor and its Affiliates remain unpaid for more than 90 days after the invoice date for such Accounts; (xiii) the aggregate balance of Accounts owing by a single Account Debtor that exceed 20% of the total Accounts of the Borrower (except if such Account Debtor is the United States government and such Account meets the eligibility requirements of clause (x) of this definition); (xiv) the Account Debtor's principal office is located outside of the United States of America (unless such account is supported by a letter of credit or credit insurance acceptable to the Administrative Agent and naming the Administrative Agent as beneficiary); (xv) the Account is related to any unapplied credit of an Account Debtor that exceeds 90 days from the invoice date; (xvi) the invoice is issued with "cash" or "C.O.D." terms; (xvii) finance charges have been assessed to an Account Debtor, but only to the extent of such


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                  finance charges; or (xviii) the Administrative Agent otherwise determines in its reasonable discretion that the Account is ineligible hereunder.

                  (c) The terms "Lender Addition Agreement," "New Lender" and "Utilization Rate" under the heading "ARTICLE I - DEFINITIONS; CONSTRUCTION" of the Existing Credit Agreement are hereby deleted in their entirety and not replaced.

         SECTION 2.2 AMENDMENTS TO ARTICLE II - AMOUNT AND TERMS OF THE COMMITMENTS. Effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

                  (a) Section 2.1 of "ARTICLE II - AMOUNT AND TERMS OF THE COMMITMENTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           SECTION 2.1       GENERAL DESCRIPTION OF FACILITIES.

                           (a) Subject to and upon the terms and conditions herein set forth, (a) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of each Lender's Pro Rata Share up to such Lender's Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (b) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4, (c) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.23, and
                  (d) each Lender agrees to purchase a participation interest in the Swingline Loans and the Letters of Credit pursuant to the terms and conditions hereof; provided, that in no event shall
                  (x) the Revolving Credit Exposure of any Lender (determined in accordance with Section 10.14) exceed at any time its Revolving Commitment then in effect, (y) the sum of the aggregate Revolving Credit Exposures (determined in accordance with Section 10.14) exceed at any time the lesser of (i) the Aggregate Revolving Commitments then in effect or (ii) the Borrowing Base, or (z) the U.S. Dollar Equivalent amount of outstanding Revolving Loans and LC Obligations funded and issued in Foreign Currency (determined in accordance with Section 10.14) exceed the Foreign Currency Commitment from time to time in effect.

                           (b) The Borrower shall furnish a certificate to the Administrative Agent, substantially in the form of Exhibit
                  2.1 attached hereto (a "BORROWING AVAILABILITY CERTIFICATE"),
                  (i) if there are Revolving Loans outstanding, on a monthly basis on or before the tenth (10th) Business Day of each calendar month and (ii) if there are no Revolving Loans outstanding, on a quarterly basis as soon as available after the end of each fiscal quarter of the Borrower and, in any event, at or before the time of delivery of the financial statements required by Section 5.1(a) and (b), in each case, duly executed and certified correct by a Responsible Officer, setting forth a calculation of the Borrowing Availability as of such calendar month end or such fiscal quarter end, as applicable. The Administrative Agent shall determine the availability of any Borrowing or the issuance of any Letter of Credit based upon the most current calendar month end or the most current fiscal quarter end, as applicable, Borrowing Availability Certificate showing that the Borrowing Availability is sufficient to support such Borrowing or the issuance of such Letter of Credit. All Borrowings and issuance of Letters of Credit during each calendar month or fiscal quarter, as applicable, shall thereafter be reconciled by the Administrative Agent upon receipt of the next succeeding Borrowing Availability Certificate, and to the extent any Borrowing was made or any Letter of Credit was issued without the appropriate availability (as shown by such next succeeding Borrowing


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                  Availability Certificate) and a resulting margin imbalance has occurred, the Borrower shall be required to pay down such margin imbalance immediately upon telephonic notice (followed by written notice) of such margin imbalance from the Administrative Agent. At the option of the Administrative Agent, each Borrowing Availability Certificate shall be subject to verification by appropriate representatives of the Administrative Agent prior to the disbursement of any monies.

                  (b) Section 2.2 of "ARTICLE II - AMOUNT AND TERMS OF THE COMMITMENTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           SECTION 2.2 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower, from time to time during the Availability Period, in the aggregate U.S. Dollar Equivalent principal amount outstanding at any time that will not result in (a) such Lender's Revolving Credit Exposure (determined in accordance with Section 10.14) exceeding such Lender's Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders (determined in accordance with Section 10.14) exceeding the lesser of (i) the Aggregate Revolving Commitments or (ii) the Borrowing Base. Funding of any Revolving Loans shall be in any combination of U.S. Dollars and Foreign Currency as specified by the Borrower as set forth in Section 2.3; provided, that subject to the further applicable limitations set forth in
                  Section 2.23(a) with regard to the issuance of Letters of Credit, the U.S. Dollar Equivalent amount of outstanding Revolving Loans and LC Obligations funded and issued in Foreign Currency (determined, with respect to such Revolving Loans and LC Obligations, in accordance with Section 10.14) shall at no time exceed the Foreign Currency Commitment then in effect. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

                  (c) The last sentence of Section 2.3 of "ARTICLE II - AMOUNT AND TERMS OF THE COMMITMENTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, and provided that the Borrowing Availability based on the most current Borrowing Availability Certificate furnished by the Borrower to the Administrative Agent in accordance with Section 2.1 supports such Revolving Borrowing, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

                  (d) Section 2.4 of "ARTICLE II - AMOUNT AND TERMS OF THE COMMITMENTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           SECTION 2.4 SWINGLINE COMMITMENT. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time from the Closing Date to the Swingline Termination Date, in an aggregate principal amount outstanding at any time not to exceed the lesser of (a) the Swingline Commitment then in effect, (b) the difference between the Aggregate Revolving Commitments and the sum of the aggregate Revolving Credit Exposures of all Lenders and (c) the Borrowing Availability; provided, that the Swingline Lender shall not be


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                  required to make a Swingline Loan to refinance an outstanding
                  Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

                  (e) Subsection (a) under Section 2.11 of "ARTICLE II - AMOUNT AND TERMS OF THE COMMITMENTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           (a) Mandatory Prepayments. The Borrower shall be required to make mandatory principal prepayments from 100% of the Net Cash Proceeds (including all Net Cash Proceeds received on any purchase money Indebtedness held by the recipient of such Net Cash Proceeds) from any Asset Disposition involving 5% or more of the total assets of the Borrower and its Subsidiaries on a consolidated basis as reflected on the Borrower's most recent annual consolidated balance sheet delivered to the Administrative Agent pursuant to Section 5.1(a), unless such Net Cash Proceeds are fully reinvested by the Borrower (or, if applicable, such Subsidiary) in like assets owned by the Borrower or such Guarantor within twelve (12) months from the date of closing such Asset Disposition. In such case, the Borrower will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Responsible Officer, in form and substance satisfactory to the Administrative Agent, setting the forth the calculation of such Net Cash Proceeds. All such prepayments shall be applied as follows: first, to any outstanding Swingline Loans, second, to any outstanding Revolving Loans (but without a corresponding permanent reduction in the Revolving Commitments), and last, after all Swingline Loans and all Revolving Loans have been repaid, to the Borrower. Further, if at any time after the Closing Date, the aggregate Revolving Credit Exposures shall exceed the lesser of (i) the Aggregate Revolving Commitments or (ii) the Borrowing Base, then (x) on the last day of any Interest Period for any Eurocurrency Borrowing and (y) on any other date in the event Base Rate Borrowings shall be outstanding, the Borrower shall prepay Revolving Loans in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such date) and (B) the amount of the Borrowings referred to in clauses (x) and (y), as applicable. Without limiting the generality of the foregoing, the Borrower acknowledges that such required payments may be necessary whenever the most current calendar month end or the most current fiscal quarter end, as applicable, Borrowing Availability Certificate demonstrates that there shall then be outstanding in respect of the sum of the Revolving Credit Exposures of all Lenders an aggregate amount in excess of the Borrowing Base. Further, if, on any Reset Date, (i) the aggregate Revolving Credit Exposure exceeds 105% of the Aggregate Revolving Commitments then in effect, or (ii) the sum of the U.S. Dollar Equivalent of (A) the aggregate principal amount of outstanding Revolving Loans denominated in a Foreign Currency, plus (B) the undrawn amounts of outstanding Letters of Credit denominated in a Foreign Currency, plus (C) the aggregate amount of LC Disbursements denominated in a Foreign Currency that have not been reimbursed by or on behalf of the Borrower exceeds 105% of the Foreign Currency Commitment then in effect, then, in either such case, the Borrower shall be required to make mandatory principal prepayments of such Revolving Loans in an aggregate amount sufficient to eliminate such excess. Immediately upon determining the need to make any such prepayment, the Borrower shall notify the Administrative Agent of such required prepayment and of the identity of the particular Revolving Loans being prepaid. If the Administrative Agent shall notify the Borrower that the Administrative Agent has determined that any prepayment is required under this Section 2.11(a), the Borrower shall make such prepayment no later than the second Business Day following such notice. Any mandatory prepayment of Revolving Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in
                  Section 2.11(b). Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and all amounts required pursuant to Sections 2.17 and 2.19.

                  (f) Subsection (b) under Section 2.13 of "ARTICLE II - AMOUNT AND TERMS OF THE COMMITMENTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           (b) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage (determined quarterly in accordance with Schedule
                  I) on the average daily amount of the unused Revolving Commitment of such Lender during the Availability Period; provided, that if such Lender continues to have any Revolving Credit Exposure after the Commitment Termination Date, then the commitment fee shall continue to accrue on the amount of such Lender's unused Revolving Commitment from and after the Commitment Termination Date to the date that all of such Lender's Revolving Credit Exposure has been paid in full. As of the Amendment No. 1 Effective Date, the Applicable Percentage shall initially be 0.75%, but shall be reset from time to time as provided in the definition of "Applicable Percentage" herein. Accrued commitment fees shall be payable in arrears on the last day of each March, June, September and December of each year and on the Commitment Termination Date, commencing on the first such date after the Closing Date; provided, that any commitment fees accruing after the Commitment Termination Date shall be payable on demand. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (but outstanding Swingline Loans shall not be deemed usage of the Revolving Commitment of any Lender).

                  (g) Subsection (a) under Section 2.23 of "ARTICLE II - AMOUNT AND TERMS OF THE COMMITMENTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.23(d), agrees to issue, at the request and for the account of the Borrower, Letters of Credit on behalf of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least the U.S. Dollar Equivalent of $500,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance
                  (A) the aggregate LC Exposure would exceed the LC Commitment,
                  (B) the aggregate Revolving Credit Exposures of all Lenders would exceed the lesser of (i) the Aggregate Revolving Commitments or (ii) the Borrowing Base, or (C) the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Issuing Bank or any Lender as notified by the Issuing Bank or such Lender to the Administrative Agent before the date of issuance of such Letter of Credit. Letters of Credit may be issued in face amounts of any Foreign Currency; provided, that the sum of the U.S. Dollar Equivalent of (i) the aggregate principal amount of outstanding Revolving Loans denominated in a Foreign Currency, plus (ii) the undrawn amounts of outstanding Letters of Credit denominated in a Foreign Currency, plus (iii) the aggregate amount of LC Disbursements denominated in a Foreign Currency that have not been reimbursed by or on behalf of the Borrower shall not exceed the Foreign Currency Commitment then in effect. Upon the issuance of each Letter of Credit each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

         SECTION 2.3 AMENDMENTS TO ARTICLE V - AFFIRMATIVE COVENANTS. Effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

                  (a) Subsection (c) under Section 5.1 of "ARTICLE V - AFFIRMATIVE COVENANTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following new subsection is inserted in its place:

                           (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, and (ii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section
                  4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (b) Subsections (e) and (f) under Section 5.1 of "ARTICLE V - AFFIRMATIVE COVENANTS" of the Existing Credit Agreement are hereby re-designated as subsections (g) and (h), respectively, and the following new subsections (e) and (f) are added under said Section as follows:

                           (e) as applicable in accordance with Section 2.1(b), (i) on or before the tenth (10th) Business Day of each calendar month or (ii) as soon as available after the end of each fiscal quarter of the Borrower and, in any event, at or before the time of delivery of the financial statements required by Section 5.1(a) and (b), a Borrowing Availability Certificate as of the last day of the immediately preceding calendar month end or fiscal quarter end, as applicable;

                           (f) concurrently with the delivery of each Borrowing Availability Certificate referred to in clause (e), a certificate of a Responsible Officer (a "COVENANT COMPLIANCE CERTIFICATE"), setting forth in reasonable detail calculations demonstrating compliance with Article VI in the form of
                  Exhibit 5.1(f) hereto;

                  (c) Section 5.9 of "ARTICLE V - AFFIRMATIVE COVENANTS" of the Existing Credit Agreement is hereby amended to change the reference to
Section 7.4(c) therein to Section 7.4(a).

         SECTION 2.4 AMENDMENTS TO ARTICLE VI - FINANCIAL COVENANTS. Effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

                  (a) Section 6.1 of "ARTICLE VI - FINANCIAL COVENANTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           SECTION 6.1 LEVERAGE RATIO. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 2002, a Leverage Ratio of not greater than 2.00:1.00, calculated on a rolling four-quarter basis and determined in accordance with GAAP.

                  (b) Section 6.2 of "ARTICLE VI - FINANCIAL COVENANTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           SECTION 6.2 FIXED CHARGE COVERAGE RATIO. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, (a) commencing with the fiscal quarter ending September 30, 2002 through and including the fiscal quarter ending December 31, 2002, a Fixed Charge Coverage Ratio of not less than 1.25:1.00; (b) for the fiscal quarter ending March 31, 2003, a Fixed Charge Coverage Ratio of not less than 1.20:1:00; (c) commencing with the fiscal quarter ending June 30, 2003 through and including the fiscal quarter ending September 30, 2003, a Fixed Charge Coverage Ratio of not less than 1.05:1.00; (d) for the fiscal quarter ending December 31, 2003, a Fixed Charge Coverage Ratio of not less than 1.15:1.00; and (e) commencing with the fiscal quarter ending March 31, 2004 and thereafter, a Fixed Charge Coverage Ratio of not less than 1.25:1.00, in each case, calculated on a rolling four-quarter basis and determined in accordance with GAAP.

                  (c) Section 6.3 of "ARTICLE VI - FINANCIAL COVENANTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           SECTION 6.3 CONSOLIDATED NET WORTH. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 2002, a Consolidated Net Worth in an amount equal to or greater than the difference between (a) the sum of (i) $167,500,000, plus (ii) 50% of cumulative Consolidated Net Income accrued since the end of such fiscal quarter, all determined in accordance with GAAP; provided, that if Consolidated Net Income is negative in any fiscal quarter the amount added for such fiscal quarter shall be zero and such negative Consolidated Net Income shall not reduce the amount of Consolidated Net Income added from any previous fiscal quarter, plus (iii) one hundred percent (100%) of the aggregate Net Cash Proceeds from any Equity Issuance, minus
                  (b) an amount equal to the actual expenditure of funds by Borrower on or after November 1, 2002 for the repurchase of Borrower's common stock, not to exceed, however, $7,500,000 in the aggregate at any time for the term of the Loans, in each case calculated quarterly on the last day of each fiscal quarter.

                  (d) A new Section 6.4 is hereby added under "ARTICLE VI - FINANCIAL COVENANTS" of the Existing Credit Agreement as follows:

                           SECTION 6.4 LIQUIDITY. The Borrower and its Subsidiaries will have at all times cash and Cash Equivalents in an amount equal to or greater than the U.S. Dollar Equivalent of $40,000,000; provided, however, the Borrower may not request or use Borrowings hereunder in order to meet such liquidity requirement.

                  (e) A new Section 6.5 is hereby added under "ARTICLE VI - FINANCIAL COVENANTS" of the Existing Credit Agreement as follows:

                           SECTION 6.5 MINIMUM ELIGIBLE ACCOUNTS. The Borrower and the Subsidiary Guarantors will have at all times Eligible Accounts in an amount equal to or greater than $23,750,000.

         SECTION 2.5 AMENDMENTS TO ARTICLE VII - NEGATIVE COVENANTS. Effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

                  (a) Subsection (h) under Section 7.1 of "ARTICLE VII - NEGATIVE COVENANTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           (h) other unsecured Indebtedness in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

                  (b)      Subsection (a)(iii) under Section 7.4 of "ARTICLE VII
- NEGATIVE COVENANTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           (iii)    Investments in the common stock or
                  securities of any other Person (including any option, warrant or other right to acquire any such stock or securities) or purchases, leases or other acquisitions (in one transaction or a series of transactions) of any assets of any other Person; provided, that (A) the aggregate cost of any such Investments or acquisitions (which includes assumed Indebtedness) does not exceed $10,000,000 in any single case; (B) the aggregate cost of all such Investments and other acquisitions (which includes assumed Indebtedness) for any period of four consecutive fiscal quarters of the Borrower does not exceed $20,000,000; and (C) the aggregate cost of all such Investments and other acquisitions (which includes assumed Indebtedness) for the term of the Loans does not exceed $50,000,000;

                  (c) Subsections (a)(vi) and (vii) under Section 7.4 of "ARTICLE VII - NEGATIVE COVENANTS" of the Existing Credit Agreement are hereby amended to strike the word "and" at the end of subsection (a)(vi) and to strike the period at the end of subsection (a)(vii) and to insert in its place "; and".

                  (d)      A new subsection (a)(viii) is hereby added under
Section 7.4 of "ARTICLE VII - NEGATIVE COVENANTS" as follows:

                           (viii) Investments in repurchases of the capital stock of the Borrower which do not exceed $5,000,000 for the term of the Loans, provided, that the foregoing limitation shall be increased to $7,500,000 if Consolidated EBITDAR exceeds $16,000,000 as of the end of any fiscal quarter commencing with the fiscal quarter ending September 30, 2003.

                  (e) Subsection (b) under Section 7.4 of "ARTICLE VII - NEGATIVE COVENANTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           (b) The Borrower will not, and will not permit any of its Subsidiaries to, make Capital Expenditures in the aggregate (i) in excess of (A) $7,500,000 during any fiscal quarter of the Borrower commencing with the fiscal quarter ending December 31, 2002 through and including the fiscal quarter ending December 31, 2003 or (B) $15,000,000 during any fiscal quarter of the Borrower commencing with the fiscal quarter ending March 31, 2004 and thereafter, or (ii) in excess of (A) $25,000,000 for any period of four consecutive fiscal quarters of the Borrower commencing with the fiscal quarter ending

                  December 31, 2002 through and including the fiscal quarter ending December 31, 2003 or (B) $50,000,000 for any period of four consecutive fiscal quarters of the Borrower commencing with the fiscal quarter ending March 31, 2004 and thereafter.

                  (f) Section 7.5 of "ARTICLE VII - NEGATIVE COVENANTS" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           SECTION 7.5 RESTRICTED PAYMENTS. The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a "RESTRICTED PAYMENT"), except for (a) dividends payable by the Borrower solely in shares of any class of its common stock and (b) Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary Loan Party.

         SECTION 2.6 AMENDMENTS TO ARTICLE VIII - EVENTS OF DEFAULT. Effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

                  (a) Subsection (k) under Section 8.1 of "ARTICLE VIII - EVENTS OF DEFAULT" of the Existing Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           (k) any judgment or order for the payment of money that exceeds $2,500,000 in the aggregate (excluding, however, for the period ending September 30, 2002 and thereafter, the settlement of that certain class action suit against the Borrower identified on Schedule 4.5 in an amount not exceeding $13,800,000, exclusive of insurance, pursuant to the memorandum of understanding filed with the court), or that has, or could reasonably be expected to have, a Material Adverse Effect shall be rendered against the Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
                  (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         SECTION 2.7 AMENDMENTS TO SCHEDULE I - PRICING GRID. Effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

                  (a) Schedule I of the Existing Credit Agreement is hereby deleted in its entirety and the new form of Schedule I attached hereto is substituted in lieu thereof.

         SECTION 2.8       DELETION OF EXISTING EXHIBIT 2.1 AND ADDITION OF NEW
EXHIBIT 2.1 - BORROWING AVAILABILITY CERTIFICATE. Effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

                  (a) Exhibit 2.1 to the Existing Credit Agreement is hereby deleted in its entirety and is replaced by the new
         Exhibit 2.1 - Borrowing Availability Certificate in the form attached hereto.

         SECTION 2.9 RE-DESIGNATION OF EXHIBIT 5.1(C) TO EXHIBIT 5.1(F) - COVENANT COMPLIANCE CERTIFICATE. Effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

                           (a) Exhibit 5.1(c) to the Existing Credit Agreement is hereby re-designated as Exhibit 5.1(f) - Covenant Compliance Certificate, and all references in the Existing Credit Agreement to Section 5.1(c), from and after the Amendment No. 1 Effective Date, shall be deemed to refer to
                  Section 5.1(f).

         SECTION 2.10 REDUCTION OF REVOLVING NOTE AMOUNTS. Effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended as follows:

                           (a) Notwithstanding the fact that the face amount of the Revolving Credit Note currently held by each Lender is in the amount of the Lender's original Revolving Commitment, the principal amount thereof shall not exceed such Lender's reduced Revolving Commitment as set forth with respect to each Lender on the signature pages to this Amendment, and each such Revolving Credit Note and all references thereto in the Existing Credit Agreement shall be deemed amended accordingly effective as of the Amendment No. 1 Effective Date without the necessity of re-executing any Revolving Credit Note.

                                  ARTICLE III

                        EFFECTIVENESS OF AMENDMENT NO. 1

         SECTION 3.1 Upon execution hereof by the Borrower, the Administrative Agent and the Required Lenders, this Amendment shall be and become effective as of the date hereof (the "AMENDMENT NO. 1 EFFECTIVE DATE"), and hereafter, this Amendment shall be known, and may be referred to, as "AMENDMENT NO. 1".

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Existing Credit Agreement or any of the other Loan Documents, (b) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof (except for those which expressly relate to an earlier date), (c) since the date of the most recent financial statements of the Borrower described in
Section 5.1(a) or (b) of the Existing Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect, and (d) the Loan Documents are legal, valid and binding obligations of the respective Loan Parties and are enforceable by the Administrative Agent and the Lenders, as applicable, against such Loan Parties in accordance with their respective terms.

         SECTION 4.2 CROSS REFERENCES. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

         SECTION 4.3 INSTRUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendment is a document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

         SECTION 4.4 LOAN DOCUMENTS. The Borrower hereby confirm and agree that the Loan Documents are, and shall continue to be, in full force and effect and hereby ratify and approve in all respects their obligations thereunder, except that, upon the effectiveness of, and on and after the date of this Amendment, all references in each Loan Document to the "CREDIT Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement shall mean the Amended Credit Agreement.

         SECTION 4.5 INDEMNIFICATION. The Borrower shall pay, and hold the Administrative Agent, the Collateral Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Amendment and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. The indemnity provided herein shall survive repayment of the Loans.


         SECTION 4.6 ENTIRE AGREEMENT. This Amendment and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

         SECTION 4.7 COUNTERPARTS, ETC. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. The parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, any party executing this Amendment by facsimile signature agrees to promptly provide ten (10) original executed copies of this Amendment to Administrative Agent.

         SECTION 4.8 GOVERNING LAW; ETC. This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of
Section 10.5 - Governing Law; Jurisdiction; Consent to Service of Process of "ARTICLE X - MISCELLANEOUS" of the Existing Credit Agreement, which terms and provisions are incorporated herein by reference.

         SECTION 4.9 NO OTHER MODIFICATIONS. Except as hereby amended, no other term, condition or provision of the Existing Credit Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation.

         SECTION 4.10 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                        [Signatures follow on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed [under seal in the case of the Borrower] by their respective duly authorized officers as of the day and year first above written.

                                   SYKES ENTERPRISES, INCORPORATED



                                   By:  /s/ W. Michael Kipphut
                                       -----------------------------------------
                                       Name:  W. Michael Kipphut
                                       Title:    Group Executive and
                                                   Senior Vice President-Finance

                                                   [SEAL]

                                   SUNTRUST BANK, AS ADMINISTRATIVE AGENT, AS
                                   COLLATERAL AGENT, AS SWINGLINE LENDER AND AS
                                   A LENDER



                                   By : /s/ Donald T. Campisano
                                       ---------------------------------------
                                       Name:  Donald T. Campisano
                                            ----------------------------------
                                       Title:  Director
                                             ---------------------------------

                                   Revolving Commitment: $16,666,666

                                   Swingline Commitment: $10,000,000

                                    WACHOVIA BANK, NATIONAL ASSOCIATION, AS A
                                    LENDER



                                    By: /s/ J. Andrew Phelps
                                       ----------------------------------------
                                       Name: J. Andrew Phelps
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------

                                    Revolving Commitment: $13,333,333

                                    BNP PARIBAS, AS A LENDER



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                            -----------------------------------

                                    Revolving Commitment: $10,000,000

                                    Accepted and Agreed to as of the Amendment
                                    No. 1 Effective Date:

                                    SYKES GLOBAL HOLDINGS, LLC
                                    SYKES LP HOLDINGS, LLC
                                    SYKES FINANCIAL SERVICES, INC.



                                    By:    /s/ W. Michael Kipphut
                                        ---------------------------------------
                                        Name:  W. Michael Kipphut
                                        Title: Senior Vice President and
                                                 Chief Financial Officer

                                    SYKES REALTY, INC.



                                    By:    /s/ W. Michael Kipphut
                                        ---------------------------------------
                                        Name:  W. Michael Kipphut
                                        Title: Vice President and
                                                 Chief Financial Officer

                                    SYKES ENTERPRISES-SOUTH AFRICA, INC.



                                    By:    /s/ W. Michael Kipphut
                                        ---------------------------------------
                                        Name:  W. Michael Kipphut
                                        Title: President

                                  Schedule I-1

                                  PRICING GRID

         Leverage Ratio                 Applicable Margin         Applicable Percentage
                                            (per annum)                (per annum)
                                    ---------------------------------------------------
                                    Base Rate           LIBOR        Commitment Fee
                                    ---------           -----        ------------------
Level I: <0.75                         0.50%            1.50%             0.50%
         -
Level II: > 0.75 and <1.50             1.00%            2.00%             0.625%
                     -
Level III: > 1.50                      1.50%            2.50%             0.75%


                                  Schedule I-1